UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 2, 2015

BJ'S RESTAURANTS, INC.
(Exact name of registrant as specified in its charter)

California	0-21423	33-0485615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7755 Center Avenue, Suite 300
Huntington Beach, CA 92647
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code:  (714) 500-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)            At the Annual Meeting of Shareholders of BJ’s Restaurants, Inc. (the “Company”) held on June 2, 2015, the Company’s shareholders, upon the recommendation of the Board of Directors, ratified and approved the BJ’s Restaurants, Inc. 2005 Equity Incentive Plan, as amended (the “Plan”).  Among other things, the amendments to the Plan (i) increased the number of shares available for issuance thereunder by 1,250,000 shares, and (ii) extended the termination date of the Plan to June 30, 2024.

                A brief summary of the Plan, as amended, was included as part of Proposal No. 2 contained on pages 20-30 of the Company’s proxy statement on Schedule 14A for its 2015 Annual Meeting of shareholders, as filed with the Securities and Exchange Commission on April 24, 2015, and is incorporated herein.  The information regarding the Plan contained herein is qualified in its entirety by reference to the actual terms of the Plan, as amended, which is filed as Exhibit 10.1 hereto and incorporated by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 2, 2015, the Company held its Annual Meeting of Shareholders. Shareholders voted on (i) the election of directors, (ii) ratification and approval of the 2005 Equity Incentive Plan, as amended, including an amendment to increase the number of shares of common stock reserved for issuance by 1,250,000 shares, (iii) approval, on an advisory and non-binding basis, of the compensation of named executive officers; and (iv) ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2015.

Gerald W. Deitchle, Gregory A. Trojan, Peter A. Bassi, Larry D. Bouts, James A. Dal Pozzo, Noah A. Elbogen, Mark A. McEachen, Wesley A. Nichols, Lea Anne S. Ottinger, and Patrick D. Walsh were nominated and elected at the meeting.  The following votes were cast for each of the nominees:

Name	For	Authority Withheld
Gerald W. Deitchle	20,448,715	207,090
Gregory A. Trojan	20,501,964	153,841
Peter A. Bassi	20,515,088	140,717
Larry D. Bouts	20,513,742	142,063
James A. Dal Pozzo	19,500,321	1,155,484
Noah A. Elbogen	20,515,863	139,942
Mark A. McEachen	20,515,123	140,682
Wesley A. Nichols	20,515,698	140,107
Lea Anne S. Ottinger	20,518,096	137,709
Patrick D. Walsh	20,444,101	211,704

There were 3,901,337 broker non-votes with respect to the election of directors.

The shareholders also ratified and approved the 2005 Equity Incentive Plan, as amended.  The following votes were cast on the proposal to ratify and approve the 2005 Equity Incentive Plan, as amended:  20,527,392 For; 119,098 Against; 9,315 Abstain.  There were 3,901,337 broker non-votes.

In addition, the shareholders approved, on an advisory and non-binding basis, the compensation of named executive officers. The following votes were cast on the approval compensation of named executive officers: 20,396,413 For; 247,774 Against; 11,618 Abstain. There were 3,901,337 broker non-votes.

Finally, the shareholders approved the ratification of Ernst & Young LLP as our independent registered public accounting firm for the 2015 fiscal year. The following votes were cast on the ratification: 24,505,383 For; 48,622 Against; 3,137 Abstain. There were no broker non-votes.

A copy of the press release announcing the vote results is furnished as Exhibit 99.1 to this Current Report on Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

10.1
2005 Equity Incentive Plan, as amended (incorporated by reference to Appendix A to the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 24, 2015)

99.1	Press Release dated June 4, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 4, 2015		BJ’S RESTAURANTS, INC. (Registrant)

	By:	/s/ Gregory S. Levin
Gregory S. Levin, Executive Vice President, Secretary and Chief Financial Officer (Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated June 4, 2015